UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2013

RAMCO-GERSHENSON PROPERTIES TRUST
(Exact name of registrant as specified in its Charter)

Maryland	1-10093	13-6908486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

31500 Northwestern Highway, Suite 300, Farmington Hills, Michigan	48334
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code   (248) 350-9900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

On November 7, 2013, Ramco-Gershenson Properties Trust (the “Company”) and Ramco-Gershenson Properties, L.P., entered into an underwriting agreement (the “Underwriting Agreement”) with J.P. Morgan Securities LLC (the “Underwriter”) in connection with the public offering of 4,500,000 shares of the Company’s common shares of beneficial interest (the “Shares”). In connection with the offering, the Company has granted the Underwriter a 30-day option to purchase up to an additional 675,000 common shares of beneficial interest. The sale of the shares is expected to close November 13, 2013.

Item 8.01    Other Events

On November 6, 2013, the Company issued a press release announcing that it is offering 4,500,000 newly issued common shares of beneficial interest. On November 7, 2013, the Company issued a press release announcing the pricing of the shares. Copies of the press releases are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, to this Current Report on Form 8-K and incorporated by reference herein.

Item 9.01(d)    Financial Statements and Exhibits

(d)	Exhibits

	1.1	Underwriting Agreement, dated November 7, 2013, by and among the Company, Ramco-Gershenson Properties, L.P., and J.P. Morgan Securities LLC, the underwriter named therein.
	99.1	Press Release dated November 6, 2013
	99.2	Press Release dated November 7, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAMCO-GERSHENSON PROPERTIES TRUST

Date: November 7, 2013	By:/s/ GREGORY R. ANDREWS
Gregory R. Andrews
Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit	Description

1.1	Underwriting Agreement, dated November 7, 2013, by and among the Company, Ramco-Gershenson Properties, L.P., and J.P. Morgan Securities LLC, the underwriter named therein.
99.1	Press Release dated November 6, 2013
99.2	Press Release dated November 7, 2013